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                                                                    Exhibit 99.1

FRIDAY SEPTEMBER 24, 7:45 AM EASTERN TIME

COMPANY PRESS RELEASE

SOURCE: Security First Technologies

SECURITY FIRST TECHNOLOGIES TO EXTEND PRODUCT OFFERING THROUGH ACQUISITION - VERTICALONE CORPORATION TO BECOME S1 CORPORATION SUBSIDIARY -

ATLANTA, Sept. 24 /PRNewswire/ -- Security First Technologies (Nasdaq: SONE
<http://finance.yahoo.com/q?s=sone&d=t> - news </n/s/sone.html>), announced today it has agreed to acquire privately-held VerticalOne Corporation, an Atlanta-based consolidator, organizer and presenter of personal account information via the Internet, to extend its product offering and further solidify its position as the leading strategic technology provider and innovator in the Internet-based financial services industry.

Under the terms of the agreement, Security First Technologies will issue VerticalOne stockholders approximately 3.86 million shares of common stock. Security First Technologies will also issue approximately 2.5 million Security First Technologies options both in exchange for VerticalOne options held by employees and for new options issued to VerticalOne employees. In addition, Security First Technologies has invested $15 million in VerticalOne preferred stock and has entered into a strategic marketing agreement which is in effect until closing. Based on Security First Technologies' closing price of $38.375 on September 23, 1999, the value of the VerticalOne transaction is approximately $166 million.

"VerticalOne was built on a vision that parallels our own, and the result is a truly innovative company with a solution that greatly enhances our VFM application suite," said James S. Mahan, III, Security First Technologies CEO. "Our mission is to empower financial organizations to build better relationships with their customers and enhance revenue generating opportunities by adding value to their Internet solutions. By blending VerticalOne's services with our solution, we will continue to raise the bar for Internet-based financial services by delivering the most competitive and comprehensive financial services solutions available in the industry."

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VerticalOne's technology provides the end user confidential viewing and access to banking, investments, credit cards, communications, reward programs, and bills from multiple vendors. Once users submit a single user name and password, VerticalOne's service instantly aggregates all of an end user's password protected information from various web sites, each of which may have disparate user names and passwords. By combining Security First Technologies' applications with VerticalOne's service, financial institutions become consolidators of their customers' financial data while acting as an aggregator of third party account information from other financial institutions or account sources. As a result, financial institutions can offer a robust, interactive financial destination that provides customers with all their various account information at one site.

"This is an exciting opportunity for VerticalOne and its employees who have worked diligently over the past year to ensure our company's success," added Gregg Freishtat, Chairman and Chief Executive Officer of VerticalOne. "With Security First Technologies' strong reach in the financial services industry and our focus on Internet destination site partners, together we will be a key player in the emerging space of content personalization on the Internet. Our goal is to bring a new level of convenience to consumers on the Internet for accessing and managing personal account information in one place, while enhancing traditional brick and mortar companies' Internet and eCommerce strategies."

        Benefits of Acquisition for Financial Institutions
        -- Increases customer retention by providing end users consolidated, personalized information at one site
        -- Generates revenue through relationship management capabilities that provide targeted, one-to-one marketing
        -- Creates competitive advantage by ensuring a more feature-rich financial destination

        Benefits of Acquisition for End Users
        -- Access to more than 100 online personal accounts from one Web site
        -- Availability of all online account summaries on one screen, including number of reward points earned, number of messages received, investment net equity, balances due and balances remaining
        -- Detailed information about each relationship, such as account history, dates and descriptions
        -- Links to other sites to conduct transactions




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Security First Network Bank (SFNB) will have the opportunity to become one of the first financial institutions to offer VerticalOne's service through its VFM-powered Internet bank. Eric Hartz, SFNB's president, commented, "Security First Network Bank has a reputation for financial innovation, and is committed to providing our customers with a consolidated statement of their financial net worth. VerticalOne's state-of-the-art technology gives SFNB an opportunity to be one of the first banks that will allow their customers access to all of their personal online accounts in addition to their financial accounts."

Additional Terms of the Agreement

Security First Technologies previously announced acquisitions of FICS Group N.V of Brussels, Belgium and Edify Corporation (Nasdaq: EDFY
<http://finance.yahoo.com/q?s=edfy&d=t> - news </n/e/edfy.html>) of Santa Clara,
California, the result of which will form a new company called S1 Corporation. VerticalOne will become a subsidiary of S1 Corporation and will retain the VerticalOne name. S1 Corporation will deliver VerticalOne's technology directly to financial institutions as an optional service through its Data Center, while the VerticalOne subsidiary will continue to sell its services to other destination sites on the Web, such as portals and ISPs. Gregg Freishtat will serve as the new subsidiary's CEO and will become a member of S1 Corporation's Board of Directors. The transaction will be accounted for on a purchase accounting basis and is subject to customary regulatory filings and approval by Security First Technologies and VerticalOne shareholders.

About Security First Technologies

Security First Technologies builds, delivers and operates integrated, transactional and brandable Internet applications for financial institutions. Security First Technologies' secure solutions are available for in-house implementations or can be outsourced to the Security First Technologies Data Center. Security First Technologies also offers training, product integration and customer service center outsourcing. Security First Technologies, through direct sales and channel partnerships, has agreed to provide software applications and technology to more than 100 financial entities. Security First Technologies can be reached at www.S1.com <http://www.S1.com>.

About VerticalOne Corporation

Headquartered in Atlanta, VerticalOne Corporation is a privately held company founded in 1998 to enable the next generation of Internet content personalization services for consumers. VerticalOne has built the information infrastructure that will empower Internet destination sites to offer their


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online customers a single point-of-access to a wide variety of personal content and account information including reward programs, communications, investments, credit card and bank statements, and other bills or personal accounts. The company received more than $16 million in equity capital from Flatiron Partners, Chase Capital Partners, TTC Ventures, Kinetic Ventures, and other investors.

More information about the company can be obtained from the World Wide Web at
<http://www.verticalone.com> or by email to marketing@verticalone.com
<mailto:marketing@verticalone.com>.

Goldman Sachs and Hogan & Hartson LLP are acting as financial and legal advisers to Security First Technologies; CS First Boston and Alston & Bird LLP are serving as financial and legal advisers to VerticalOne.

Forward-looking statements

Statements in this news release concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified in the Company's filings with the Securities and Exchange Commission, press releases and other public communications.

SOURCE: Security First Technologies



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